                                                                     EXHIBIT 1.1

                        WFS FINANCIAL 2000-A OWNER TRUST

                                   $__________
                 _____ % AUTO RECEIVABLE BACKED NOTES, CLASS A-1

                                   $__________
                 _____ % AUTO RECEIVABLE BACKED NOTES, CLASS A-2

                                   $__________
                 _____ % AUTO RECEIVABLE BACKED NOTES, CLASS A-3

                         WFS FINANCIAL AUTO LOANS, INC.
                                       and
                          WFS RECEIVABLES CORPORATION,
                                   as Sellers,

                                       and

                               WFS FINANCIAL INC,
                               as Master Servicer


                             UNDERWRITING AGREEMENT

                                                                  March __, 2000


Bear, Stearns & Co. Inc.
        as Representative of the several Underwriters
245 Park Avenue
New York, New York  10167

Dear Sirs:

WFS Financial Auto Loans, Inc., a California corporation ("WFAL"), and WFS Receivables Corporation, a California corporation ("WFSRC" and together with WFAL, the "Sellers"), propose to sell to the several underwriters listed on
Schedule I hereto (the "Underwriters") for whom Bear, Stearns & Co. Inc. will be acting as representative (the "Representative"), as provided in Section 2 hereof, $__________ aggregate principal amount of ____ % Auto Receivable Backed Notes, Class A-1 (the "Class A-1 Notes"), $__________ aggregate principal amount of ____ % Auto Receivable Backed Notes, Class A-2 (the "Class A-2 Notes"), $__________ aggregate principal amount of ____ % Auto Receivable Backed Notes Class A-4 and $__________ aggregate principal amount of ____ % Auto Receivable Backed Notes Class A-3 (the "Class A-4 Notes" and, together with the Class A-1



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Notes, the Class A-2 Notes and the Class A-3 Notes, the "Notes"). The Notes will be issued pursuant to an indenture dated as of March 1, 2000 (the "Indenture"), between the WFS Financial 2000-A Owner Trust (the "Trust") and Bankers Trust Company, as trustee (the "Indenture Trustee"). Financial Security Assurance Inc. ("Financial Security") will issue a financial guaranty insurance policy for the exclusive benefit of the holders of the Notes (the "Note Policy"). Each Note will represent an obligation of the Trust. Simultaneously with the issuance of the Notes, WFAL and WFSRC will cause the Trust to issue Auto Receivable Backed Certificates (the "Certificates", and together with the Notes, the "Securities") to WFAL and WFSRC. The Trust will be created and the Certificates will be issued pursuant to a trust agreement, dated as of _______, 2000, as amended and restated as of _______, 2000 (the "Trust Agreement"), among WFAL, WFSRC, Financial Security and Chase Manhattan Bank Delaware, as Owner Trustee. Each Certificate will evidence a fractional undivided interest in the Trust.

        The assets of the Trust will include, among other things, (i) a pool of retail installment sales contracts and installment loans (the "Contracts") secured by new and used automobiles and light-duty trucks financed thereby (the "Financed Vehicles"), (ii) certain monies due under the Contracts on and after March 1, 2000, (iii) security interests in the Financed Vehicles, (iv) the Note Policy, (v) amounts on deposit in certain accounts and (vi) certain rights under the sale and servicing agreement dated as of March 1, 2000 (the "Sale and Servicing Agreement"), among the Trust, WFAL, WFSRC and WFS Financial Inc ("WFS"), as Master Servicer. Pursuant to the Indenture, the Trust property will be held by the Indenture Trustee on behalf of the holders of the Notes. Pursuant to the administration agreement dated as of March 1, 2000 (the "Administration Agreement"), among WFAL, WFSRC, WFS, as administrator (in such capacity, the "Administrator"), the Trust and the Indenture Trustee, the Administrator will perform certain administrative obligations under the Indenture. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Sale and Servicing Agreement, as the case may be. The Notes are more fully described in a Registration Statement (as such term is defined in Section 1 hereof) which WFAL and WFSRC have furnished to the Underwriters.

        1. Registration Statement and Prospectuses. WFAL and WFSRC meet the requirements for use of Form S-3 under Securities Act of 1933 as amended (the "Act"), and have prepared and filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (File No. 333-______), including a preliminary base prospectus and two preliminary prospectus supplements relating to the offering of auto receivable backed notes, issued in series from time to time in accordance with Rule 415 under the Act. Such registration statement has been declared effective by the Commission. If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. The Sellers will file a final base prospectus and a final prospectus supplement relating to the Notes in accordance with Rules 415 and 424(b)(2) or (5). The Sellers have included in such registration statement, as amended at the Effective Date (as hereinafter defined), all information required by the Act and the rules thereunder to be included in the prospectus with respect to the Notes and the offering thereof. As filed, the final prospectus supplement shall include all required information, with respect to the Notes and the offering thereof and, be in all substantive respects in the form furnished to the Representative prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes



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(beyond that contained in the latest preliminary base prospectus and preliminary prospectus supplement, if any, that have been previously been furnished to the Representative) as the Sellers have advised the Representative, prior to the Execution Time, will be included or made therein. The Registration Statement, at Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). "Rule 415", "Rule 424" and "Regulation S-K refer to such rules or regulations under the Act.

        As used herein, "Execution Time" means the date and time this Agreement is executed and delivered to the parties hereto. "Effective Date" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission and such registration statement, as amended at the Effective Date including the exhibits thereto and any material incorporated by reference therein pursuant to the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is referred to as the "Registration Statement". "Base Prospectus" means the base prospectus included in the Registration Statement. "Preliminary Prospectus" means the preliminary prospectus supplement to the Base Prospectus and the Base Prospectus which describes the Notes and the offering thereof and is used prior to the filing of the Prospectus. "Prospectus" shall mean the supplement to the Base Prospectus that is first filed after the Execution Date pursuant to Rule 424(b), together with the Base Prospectus, as amended at the time of such filing; provided, however, that a supplement to the Base Prospectus shall be deemed to have supplemented the Base Prospectus only with respect to the offering of the series of securities to which it relates. "Prospectus Supplement" means the supplement to the Base Prospectus included in the Prospectus.

        To the extent that the Underwriters either have provided to WFAL and WFSRC (i) Collateral Term Sheets (as defined in Section 8) that the Underwriters have provided to a prospective investor, WFAL and WFSRC have filed such Collateral Term Sheets as an exhibit to a report on Form 8-K within two business days of its receipt thereof, or (ii) Structural Term Sheets or Computational Materials (each as defined in Section 8) that the Underwriters have provided to a prospective investor, WFAL and WFSRC will file or cause to be filed with the Commission a report on Form 8-K containing such Structural Term Sheet and Computational Materials, as soon as reasonably practicable after the date of this Agreement, but in any event, not later than the date on which the Prospectus is made available to the Representative in final form.

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, Base Prospectus, Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in the Registration Statement, Preliminary Prospectus or the Prospectus, as the case may be. All references in this Agreement to the terms "amend", "amendments" or "supplements" with respect to the Registration Statement, Base Prospectus, Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any documents under the Exchange Act of 1934, as amended after the Effective Date of the Registration Statement or the issue date of Base Prospectus, Preliminary Prospectus or the Prospectus, as the case may be, which are or are deemed to be incorporated by reference therein.



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        2. Agreements to Sell and Purchase. WFAL and WFSRC, severally and not jointly, agree to sell to the Underwriters, and upon the basis of the representations, warranties and agreements of WFAL, WFSRC and WFS herein contained and subject to all the terms and conditions of this Agreement, the Underwriters agree to purchase from WFAL and WFSRC, severally and not jointly, on the Closing Date referred to in Section 4 hereof, the Notes at a purchase price of, in the case of (i) the Class A-1 Notes, ___% of the principal amount thereof, (ii) the Class A-2 Notes, ___% of the principal amount thereof, the Class A-3 Notes, ___% of the principal amount thereof and (iii) the Class A-4 Notes, ___% of the principal amount thereof, in each case plus accrued interest at the related Interest Rate from _______ 1, 2000, to but not including the Closing Date. The Underwriters shall pay __% of the aggregate purchase price to WFAL and __% of the aggregate purchase price to WFSRC.

        3. Terms of Public Offering. Each of WFAL and WFSRC is advised by the Representative that the Underwriters propose (i) to make a public offering of the Notes as soon after the execution of this Agreement as in the judgment of the Representative is advisable and (ii) initially to offer each Class of Notes upon the terms set forth in the Prospectus.

        4. Delivery and Payment. Delivery of the Notes shall be made at the office of the Representative at Eleven Madison Avenue, New York, New York 10010 on or about 10:00 A.M., New York City time, on _______, 2000 (such time and date are referred to herein as the "Closing Date"). Payment for the Notes shall be made at the offices of WFS Financial Inc, 23 Pasteur, Irvine, California 92618. The Closing Date and the location of the delivery of and payment for the Notes may be varied by agreement among the Representative, WFAL and WFSRC.

        Each Class of Notes will be initially represented by one or more certificates in definitive form registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC") (the "DTC Certificates"). The certificates evidencing the DTC Certificates shall be made available to the Representative for inspection not later than 10:00 A.M., New York City time, on the business day immediately preceding the Closing Date. The Notes shall be delivered to the Underwriters on the Closing Date for their respective accounts against payment of the purchase price therefor by either (i) certified or official bank check or checks payable in New York Clearing House (next day) funds to the order of WFAL and WFSRC or (ii) wire transfer (same day funds), as the Representative, WFAL and WFSRC shall agree.

        Pursuant to Rule 15c6-1(d) under the Exchange Act, the parties hereto have agreed that the Closing Date will be not later than March __, 2000.

        5. Agreements of WFAL and WFSRC. Each of WFAL and WFSRC, jointly and severally, agrees with each of the Underwriters:

                (a) To transmit the Prospectus to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in the timely filing of such Prospectus with the Commission pursuant to Rule 424(b).

                (b) To advise the Representative promptly and, if requested by the Representative, to confirm such advice in writing, (i) when the Registration Statement



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        has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration
        Statement or of the suspension of qualification of any of the Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for either such purpose, and (iv) of the happening of any event during the period referred to in paragraph (e) below which, in the judgment of either WFAL or WFSRC, makes the Registration Statement or the Prospectus contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, WFAL and WFSRC will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                (c) To furnish to the Representative two signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to the Underwriters such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as the Underwriters may reasonably request.

                (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which the Representative shall not previously have been advised or to which the Representative shall reasonably object and to prepare and file with the Commission promptly upon the request of the Representative, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of any of the Notes by the Underwriters, and to use its best efforts to cause the same to become promptly effective.

                (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel to the Underwriters a prospectus is required by law to be delivered in connection with sales by the Underwriters or such dealers as the Representative shall specify, to furnish to the Underwriters and each such dealer as many copies of the Prospectus (and of each amendment or supplement to the Prospectus) as the Underwriters or such dealer may reasonably request.

                (f) If during the period specified in Section 5(e) hereof any event shall occur as a result of which, in the opinion of either WFAL, WFSRC or counsel to the Underwriters it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law,



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        and to furnish to the Underwriters and to such dealers as the
        Representative shall specify, such number of copies thereof as the Underwriters or such dealers may reasonably request.

                (g) Prior to any public offering of the Notes, to cooperate with the Underwriters and counsel to the Underwriters in connection with the registration or qualification of the Notes for offer and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request, to continue such qualification in effect so long as reasonably required for distribution of the Notes and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided that neither WFAL nor WFSRC shall be required to register or qualify as a foreign corporation or to take any action which would subject it to service of process in suits, other than as to matters and transactions relating to the offer and sale of the Notes, in any jurisdiction where WFAL or WFSRC, as the case may be, it is not now so subject.

                (h) As soon as practicable, but not later than 16 months after the "effective date" of the Registration Statement, to cause the Trust to make generally available to holders of the Notes an earnings statement of the Trust covering a 12 month period beginning not later than the first day of the Trust's fiscal quarter next following the "effective date" of the Registration Statement. Such statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission.

                (i) So long as any of the Notes remain outstanding, promptly to furnish to the Underwriters (i) the annual statements of compliance, annual independent certified public accountants' reports and annual opinions of counsel furnished to the Indenture Trustee or the Owner Trustee pursuant to the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as soon as such statements, reports and opinions are furnished to the Indenture Trustee or the Owner Trustee, (ii) all documents of WFAL, WFSRC or the Trust required to be distributed to Noteholders or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (iii) such other information concerning WFAL, WFSRC, the Trust or WFS as the Underwriters may reasonably request.

                (j) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by WFAL or WFSRC prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes. To the extent, if any, that the ratings provided with respect to the Notes by any Rating Agency (as such term is defined in Section 9(m) hereof) that initially rates the Notes is conditional upon the furnishing of documents or the taking of any other actions by either WFAL or WFSRC, WFAL or WFSRC, as the case may be, shall furnish such documents and take such other actions.

                (k) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than by notice given by the Representative pursuant to Section 10 hereof) or if for any reason either WFAL or WFSRC shall be unable to perform its obligations hereunder, to reimburse the Underwriters for all of their out-of-pocket



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        expenses (including the fees and expenses of counsel to the
        Underwriters) reasonably incurred by the Underwriters in connection herewith.

                (l) To apply the net proceeds from the offering in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                (m) WFAL and WFSRC, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act (including the rules and regulations under the Act ("Rules and Regulations") and the rules and regulations of the Commission under the Exchange Act (the "Exchange Act Regulations")), will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

                6. Representations and Warranties of WFAL, WFSRC and WFS.

        (a)Each of WFAL and WFSRC, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

                (i) The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to WFAL and WFSRC and the Registration Statement and the Prospectus fully comply, and any supplements or amendments thereto will fully comply, in all material respects with the provisions of the Act.

                (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of either of WFAL or WFSRC, threatened by the Commission. At the effective date, respectively, of the Registration Statement and any post-effective amendments thereto, at the date of this Agreement and the Closing Date, the Registration Statement and any post-effective amendments or supplements thereto, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, complied or will comply in all respects with the requirements of the Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and on the date of filing the Prospectus pursuant to Rule 424(b), the date of this Agreement and the Closing Date, neither the Prospectus nor any amendments or supplements thereto contained or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties in this subparagraph shall not apply to statements or omissions in the Registration Statement or the Prospectus or any Preliminary Prospectus made in reliance upon information furnished to WFAL and WFSRC in writing by the Underwriters through the Representative expressly for use therein or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1 (the "Form T-1") under the Trust Indenture Act of 1939, as amended (the "1939 Act").



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                (iii) Each Preliminary Prospectus, the Prospectus and any
        amendment or supplement thereto, complied or will comply when so filed with the requirements of the Act and the Rules and Regulations, and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, except to the extent permitted by Regulation S-T.

                (iv) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and Exchange Act Regulations, and, when read together with the other information in the Prospectus, at the date of this Agreement and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (v) The Notes conform to the description thereof contained in the Prospectus and are duly and validly authorized and (i) when the Certificates have been executed, authenticated and delivered in accordance with the Trust Agreement, such Certificates will be entitled to the benefits and security afforded by the Trust Agreement and will constitute legal, valid and binding obligations of the Trust enforceable in accordance with their terms and the terms of the Trust Agreement, and
        (ii) when the Notes have been executed, authenticated and delivered in accordance with the Indenture and delivered to and paid for by the Underwriters as provided herein, such Notes will be entitled to the benefits and security afforded by the Indenture and will constitute legal, valid and binding obligations of the Trust enforceable in accordance with their terms and the terms of the Indenture, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                (vi) The execution and delivery by each of WFAL and WFSRC of the Administration Agreement, the Indenture, the Sale and Servicing Agreement, the Trust Agreement, the indemnification agreement dated as of March 1, 2000 (the "Indemnification Agreement"), among WFAL, WFSRC, WFS, Financial Security and the Representative, the insurance, indemnity and pledge agreement dated as of March 1, 2000 (the "Insurance Agreement" and, together with the Administration Agreement, the Indemnification Agreement, the Indenture, the Sale and Servicing Agreement and the Trust Agreement, the "Basic Documents"), among the Trust, WFAL, WFSRC, WFS, Financial Security and the Indenture Trustee, and this Agreement are within the corporate power of WFAL or WFSRC, as the case may be, and have been duly authorized by all necessary corporate action on the part of WFAL or WFSRC, as the case may be, and neither the issuance and sale of the Notes to the Underwriters, nor the execution and delivery by WFAL and WFSRC of this Agreement and the Basic Documents to which each of them is a party, nor the consummation by WFAL and WFSRC of the transactions



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        herein and therein contemplated, nor compliance by WFAL and WFSRC with the provisions hereof or thereof, will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or bylaws of WFAL or WFSRC, as the case may be, or any indenture, mortgage, deed of trust or other agreement or instrument to which either of WFAL or WFSRC is now a party or by which it is bound, or any order of any court or government agency or authority entered in any proceeding to which either of WFAL or WFSRC was or is now a party or by which it is bound.

                (vii) Each of WFAL and WFSRC has been duly incorporated and is validly existing in good standing under the laws of the State of California and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on its business or properties; each of WFAL and WFSRC holds all material licenses, certificates and permits from all governmental authorities necessary for the conduct of its business as described in the Prospectus; and each of WFAL and WFSRC has the corporate power and authority to own its properties and conduct its business as described in the Prospectus.

                (viii) Each of this Agreement and the Basic Documents to which either of WFAL or WFSRC is a party, when executed and delivered as contemplated thereby, will have been duly authorized, executed and delivered by such entity and will constitute, when so executed and delivered, a legal, valid and binding instrument enforceable against such entity in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and, in the case of this Agreement and the Indemnification Agreement, except as rights to indemnity and contribution hereunder and thereunder may be limited by applicable law; each of the Basic Documents conforms to the description thereof contained in the Prospectus; and the Indenture has been duly qualified under the 1939 Act.

                (ix) At the Closing Date, each of WFAL and WFSRC will have good and marketable title to the Contracts listed in Schedule A to the Sale and Servicing Agreement, free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance (subject to the security interest afforded to Financial Security under the Insurance Agreement); and each of WFAL's and WFSRC's assignment and delivery of the Contract Documents to the Trust will vest in the Trust the good and marketable title purported to be conveyed thereby (subject to the security interest afforded to Financial Security under the Insurance Agreement).

                (x) The Trust's assignment of the Trust Estate to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, pledge, charge, security interest or other encumbrance, except that such



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        security interest will be subject to the security interest afforded to
        Financial Security under the Insurance Agreement.

                (xi) The representations and warranties made by each of WFAL and WFSRC in the Sale and Servicing Agreement and in the Officers' Certificates delivered pursuant to the Basic Documents to which each of WFAL and WFSRC is a party will be true and correct at the Closing Date.

                (xii) Since December 31, 1999, there has been no material adverse change or development involving a prospective material adverse change in or affecting particularly the condition, financial or otherwise, of either of WFAL or WFSRC, or the earnings, affairs or business prospects of either of WFAL or WFSRC, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

        (b)WFS represents and warrants to the Underwriters that the representations and warranties of WFAL and WFSRC set forth in paragraph (a) above are true and correct, and to the further effect that:

                (i) WFS has been duly incorporated and is validly existing in good standing under the laws of the State of California and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on either the business or properties of WFS; WFS holds all material licenses, certificates and permits from all governmental authorities necessary for the conduct of its business as described in the Prospectus; and WFS has the corporate power and authority to own its properties and conduct its business as described in the Prospectus.

                (ii) The execution and delivery by WFS of this Agreement and the Basic Documents to which it is a party are within the corporate power of WFS and have been duly authorized by all necessary action on the part of WFS; and neither the execution and delivery by WFS of this Agreement and the Basic Documents to which it is a party, nor the consummation by WFS of the transactions herein and therein contemplated, nor compliance by WFS with the provisions hereof and thereof, will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or bylaws of WFS or any indenture, mortgage, deed of trust or other agreement or instrument to which WFS is now a party or by which it is bound, or any order of any court or government agency or authority entered in any proceeding to which WFS was or is now a party or by which it is bound.

                (iii) Each of this Agreement and each Basic Document to which WFS is a party has been duly authorized, executed and delivered by WFS and constitutes a valid and binding agreement of WFS, enforceable against WFS in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and, in the case of this Agreement and the Indemnification Agreement, except as rights to indemnity and contribution hereunder and thereunder may be limited by applicable law.

                (iv) The Contracts transferred to WFAL from WFS and in part further transferred from WFAL to WFSRC on the Closing Date were free and clear of all liens (including tax liens), mortgages, pledges, charges, security interests and other encumbrances at the time of such transfer (subject to the security interest afforded to Financial Security under the Insurance Agreement).

                (v) WFS has the power and authority to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under each of the Basic Documents to which it is a party.

                (vi) Since December 31, 1999, there has been no material adverse change or development involving a prospective material adverse change in or affecting particularly the condition, financial or otherwise, of WFS, or the earnings, affairs or business prospects of WFS, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

        7. Payment of Expenses. WFAL and WFSRC will pay all costs, expenses, fees and taxes incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, filing and distribution under the Act of the Registration Statement as first filed (including all financial statements, exhibits and documents incorporated by reference), all Computational Materials, each Structural Term Sheet, each Collateral Term Sheet, each Preliminary Prospectus and all amendments and supplements to any of them (including the delivery to the Underwriters of copies thereof), (ii) the preparation of this Agreement, (iii) the preparation and issuance of the Securities and delivery of the Notes to the Underwriters, (iv) the fees and disbursements to WFAL's and WFSRC's counsel and accountants, (v) the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the jurisdictions referenced in Section 5(g) hereof (including in each case the filing fees and the fees and disbursements of counsel to the Underwriters relating to such registration or qualification and in connection with the preparation of any Blue Sky or legal investment survey relating thereto), (vi) the printing or copying and delivery to the Underwriters of any dealer agreement, Preliminary and Supplemental Blue Sky Memoranda, legal investment memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Notes (including in each case the disbursements of counsel to the Underwriters relating to such reproducing and delivery) and (vii) any fees paid to Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") in connection with the rating of the Notes.

        8. Indemnification and Contribution.

        (a) WFAL, WFSRC, and WFS jointly and severally agree to indemnify and hold harmless each Underwriter from and against any and all losses, claims, damages, liabilities and judgments, joint or several, to which such Underwriter may become subject under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or judgments (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, each Preliminary Prospectus (if any), the Prospectus or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and WFAL, WFSRC and WFS will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability, judgment or action as such expenses are incurred; provided, however, that neither WFAL, WFSRC nor WFS will be liable in any such case to the extent that any such loss, claim, damage, liability or judgment arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such document in reliance upon and in conformity with written information furnished to WFAL or WFSRC by the Underwriters through the Representative specifically for use therein.

        (b) Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless WFAL, WFSRC and WFS from and against any and all losses, claims, damages, liabilities and judgments, joint or several, to which WFAL, WFSRC and WFS may become subject under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or judgments (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or
(ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to such Underwriter furnished to WFAL, WFSRC or WFS by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by WFAL, WFSRC or WFS in connection with investigating or defending any such loss, claim, damage, liability, judgment or action as such expenses are incurred, it being understood that the only such information furnished by any Underwriter consists of the following information in the Prospectus Supplement furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the first and second paragraphs under the caption "Underwriting" and the information regarding price stabilization contained in the fifth paragraph under the caption "Underwriting".

        (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under
Section 8(a) or 8(b), notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve such indemnifying party from any liability that it may have to any indemnified party otherwise than under Section 8(a) or 8(b). In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof and approval by the indemnified party of the counsel appointed by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any such action effected without the written consent of the indemnifying party but, if settled with the written consent of the indemnifying party, the indemnifying party agrees that each person so consenting agrees to indemnify and hold harmless each such indemnified party from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such proceeding or (ii) does not include a statement as to, or an admission of, fault, culpability, or a failure to act by or on behalf of an indemnified party

        (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments referred to in subsection (a) or (b) above: (i) in such proportion as is appropriate to reflect the relative benefits received by WFAL, WFSRC and WFS on the one hand and such Underwriter(s) on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of WFAL, WFSRC and WFS on the one hand and such Underwriter(s) on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by WFAL, WFSRC and WFS on the one hand and such Underwriter(s) on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by WFAL, WFSRC and WFS and the total underwriting discounts and commissions received by such Underwriter(s), bear to the total price to the public of the Notes, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of WFAL, WFSRC, WFS and the relevant Underwriter(s) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by WFAL, WFSRC, WFS or the relevant Underwriter(s) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        WFAL, WFSRC, WFS and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Underwriter (except as may be provided in the agreement among underwriters relating to the offering of the Notes) shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (e) The obligations of WFAL, WFSRC and WFS under this Section shall be in addition to any liability any of WFAL, WFSRC or WFS may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any of the Underwriters within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of WFAL, WFSRC or WFS, to each officer of WFAL, WFSRC or WFS who has signed the Registration Statement and to each person, if any, who controls WFAL, WFSRC or WFS within the meaning of the Act.

        (f) Each Underwriter agrees to deliver to the WFAL, WFSRC and WFS no later than the date prior to the date on which the Form 8-K is required to be filed pursuant to Section 1 with a copy of its Derived Information (defined below) for filing with the Commission on Form 8-K.

        (g) Each Underwriter agrees, assuming all information relating to the offering and sale of the Notes provided to the Underwriters by WFAL, WFSRC or WFS ("Provided Information") is accurate and complete in all material respects, to severally and not jointly indemnify and hold harmless each of WFAL, WFSRC and WFS from and against any and all losses, claims, damages, liabilities and judgments, joint or several, to which WFAL, WFSRC or WFS may become subject under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or judgments (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Notes purchased by such Underwriter. The obligations of each of the Underwriters under this Section 8(g) shall be in addition to any liability which such Underwriter may otherwise have.

        WFAL, WFSRC, and WFS jointly and severally agree to indemnify and hold harmless each Underwriter from and against any and all losses, claims, damages, liabilities and judgments, joint or several, to which such Underwriter may become subject under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or judgments (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Provided Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. WFAL, WFSRC and WFS's obligation under this Section shall be in addition to any liability which they may otherwise have to the Underwriters.

        The procedures set forth in Section 8(c) shall be equally applicable to this Section 8(g).

        The term "Derived Information" means such portion, if any, of the information delivered to WFAL, WFSRC and WFS pursuant to Section 8(f) for filing with the Commission on Form 8-K as:

                (i) is not contained in the Prospectus without taking into account information incorporated therein by reference;

                (ii) does not constitute Provided Information; and

                (iii) is of the type of information defined as Collateral Term Sheets, Structural Term Sheets or Computational Materials (as such terms are interpreted in the No-Action Letters).

        The terms "Collateral Term Sheet" and "Structural Term Sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder letter" and together with the PSA Letter, the "No-Action Letters") of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the SEC staff's response thereto, were publicly available May 20, 1994).

        9. Conditions. The several obligations of the Underwriters to purchase the Notes under this Agreement are subject to the satisfaction of each of the following conditions:

                (a) All the representations and warranties of WFAL, WFSRC and WFS contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                (b) All actions required to be taken and all filings required to be made by the Sellers under the Act prior to the sale of the Notes shall have been duly taken or made, the Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date of this Agreement or at such later date and time as the Representative may approve in writing, and as of the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

                (c) Since December 31, 1999, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of WFAL, WFSRC or WFS. On the Closing Date, the Representative shall have received (i) a certificate dated the Closing Date, signed by the President or a Vice President of WFAL, confirming the matters set forth in paragraphs (a) (as to the representations and warranties of WFAL only), (b) and (c) of this Section (as to WFAL only), (ii) a certificate dated the Closing Date, signed by the President or a Vice President of WFSRC, confirming the matters set forth in paragraphs (a) (as to the representations and warranties of WFSRC only), (b) and (c) of this Section (as to WFSRC only), and (iii) a certificate dated the Closing Date, signed by the President or a Vice President of WFS, confirming the matters set forth in paragraphs (a) and (c) of this Section. Such officers may in each certificate rely upon the best of their information and belief as to proceedings contemplated.

                (d) The Representative shall have received the opinion of Mitchell, Silberberg & Knupp LLP, counsel for WFAL and WFSRC, dated the Closing Date and satisfactory to counsel to the Underwriters, to the effect that:

                        (i) Each of WFAL and WFSRC has been duly incorporated
                and is validly existing and in good standing under the laws of the State of California, with corporate power and authority to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and each of the Basic Documents to which it is a party, and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the location of its properties or the character of its operations makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on either business or properties of WFAL or WFSRC, as the case may be.

                        (ii) The statements in each of the Base Prospectus and
                the Prospectus Supplement set forth under the captions "Summary of Terms", "The Notes", "The Contracts Pool" and "Certain Information Regarding the Securities", insofar as such statements purport to summarize certain provisions of the Notes or the Basic Documents, provide a fair summary of such provisions, and the statements in the Base Prospectus under the captions "Summary of Prospectus--Tax Status and "--ERISA Considerations", "Certain Legal Aspects of the Contracts", "Federal and California Income Tax Consequences" and "ERISA Considerations" and in the Prospectus Supplement under the captions "Summary of Terms --Tax Status", "--ERISA Considerations" and "ERISA Considerations", to the extent such statements constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

                        (iii) For federal income tax purposes, the Notes will be
                considered debt, the Trust will not be an association taxable as a corporation and the Trust will not be a publicly traded partnership taxable as a corporation. The trust fund created by the Trust Agreement will not, for California income tax purposes, be classified as an association taxable as a corporation, and Noteholders who are not residents of or otherwise subject to tax in California will not, solely by reason of their acquisition of an interest in any Class of Notes, be subject to California income, franchise, excise or similar taxes with respect to interest on any Class of Notes or with respect to any of the other Trust property.

                        (iv) Each of this Agreement and the Indemnification
                Agreement has been duly authorized, executed and delivered by WFAL and WFSRC.

                        (v) Each Basic Document (other than the Indemnification
                Agreement) to which each of WFAL or WFSRC is a party has been duly authorized, executed and delivered by WFAL or WFSRC, as the case may be, and, assuming due authorization, execution and delivery by the parties thereto, constitutes a legal, valid and binding agreement of WFAL or WFSRC, as the case may be, enforceable against WFAL or WFSRC, as the case may be, in accordance with its terms, except as enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization or other laws, provisions or principles now or hereafter in effect affecting the enforcement of creditors' rights generally, except that no opinion is expressed as to the availability of remedies of specific performance, injunction or other forms of equitable relief, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

                        (vi) Assuming the due authorization, execution and
                delivery of each Basic Document to which the Trust is a party by the Owner Trustee, on behalf of the Trust, and by each other party thereto (other than WFAL, WFSRC and WFS) each such Basic Document constitutes the valid, legal and binding obligation of the Trust enforceable against the Trust in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other laws now or hereafter in effect affecting the enforcement of creditors' rights generally, and except that no opinion is expressed as to the availability of remedies of specific performance, injunction or other forms of equitable relief, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

                        (vii) The Certificates, when executed, authenticated and
                delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

                        (viii) The Notes, when executed and authenticated in
                accordance with the Indenture and delivered and paid for pursuant to this Agreement, will be entitled to the benefits of the Indenture and will constitute legal, valid and binding obligations of the Trust, entitled to the benefits of the Indenture, and enforceable in accordance with their terms and the terms of the Indenture (subject to the security interest afforded to Financial Security under the Insurance Agreement), subject, with respect to each of the Indenture and the Notes, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, and except that no opinion is expressed as to the availability of remedies of specific performance, injunction or other forms of equitable relief, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

                        (ix) As to each security interest in a Financed Vehicle
                created by a Contract, no filing or other action is necessary to perfect or continue the perfected status of such security interest as against creditors of or transferees from the obligor under such Contract, so long as such Financed Vehicle is not removed from the State of California for a period longer than four months, or before the end of such four-month period, WFS perfects such security interest under applicable law; provided that (A) no opinion is rendered as to a security interest in a Financed Vehicle as to which neither a properly endorsed certificate of title naming WFS or an affiliate or predecessor of WFS as legal owner nor an application for an original registration together with an application for registration of WFS or an affiliate or predecessor of WFS as legal owner, has been deposited with the California Department of Motor Vehicles, and (B) no opinion is given as to the enforceability of the security interest in a Financed Vehicle as against a subsequent owner of a Financed Vehicle or a holder or assignee of a certificate of title relating to such Financed Vehicle through fraudulent or negligent transfer of such certificate of title.

                        (x) The Sale and Servicing Agreement, together with the
                filing referred to in this subsection, creates and perfects the ownership interest of the Trust in the Contracts which is a valid first priority ownership interest (subject to the security interest afforded to Financial Security under the Insurance Agreement); a financing statement with respect to the Contracts has been filed with the Secretary of State of the State of California pursuant to the California Uniform Commercial Code, as amended, and with the Secretary of State of the State of Delaware, pursuant to the Delaware Uniform Commercial Code, as amended; and no other filings in any jurisdiction or any other actions are necessary to perfect the ownership interest of the Trustee in the Contracts against any third parties.

                        (xi) The Indenture constitutes a grant by the Trust to
                the Indenture Trustee of a valid security interest in the Contracts, the security interests in the Financed Vehicles securing the Contracts and the proceeds of each of the foregoing (subject to the security interest afforded to Financial Security under the Insurance Agreement), which security interest has been perfected by the filing of financing statements with the Secretary of State of the State of California and the Secretary of State of the State of Delaware, each as pursuant to the Uniform Commercial Code as in effect in such state. No filing or other action, other than the filing of the financing statements referred to above, is necessary to perfect and maintain the interest or the security interest of the Indenture Trustee in the Contracts, the security interests in the Financed Vehicles securing the Contracts and the proceeds of each of the foregoing against third parties (subject to the security interest afforded to Financial Security under the Insurance Agreement).

                        (xii) WFAL's assignment and delivery of the Contracts to
                the Trust will vest in the Trust all of WFAL's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance, except that such security interest will be subject to the security interest afforded to Financial Security under the Insurance Agreement.

                        (xiii) WFSRC's assignment and delivery of the Contracts
                to the Trust will vest to the Trust a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance, except that such security interest will be subject to the security interest afforded to Financial Security under the Insurance Agreement.

                        (xiv) The Trust's assignment of the Contracts to the
                Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

                        (xv) The Registration Statement has become effective
                under the Act and the Prospectus has been filed with the Commission, pursuant to Rule 424(b) and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated.

                        (xvi) No order, consent or other authorization or
                approval of any court, public board or governmental body is legally required for the performance by either of WFAL or WFSRC of its respective obligations under this Agreement or any of the Basic Documents to which it is a party, except such as have been obtained under the Act, such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters, such as have been obtained from the Office of Thrift Supervision and such other approvals (specified in such opinion) as have been obtained.

                        (xvii) Neither the consummation of any of the
                transactions contemplated by this Agreement and each of the Basic Documents to which WFAL or WFSRC is a party nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under, the respective articles of incorporation or bylaws of WFAL or WFSRC, as the case may be, or the terms of (A) any indenture or other agreement or instrument known to such counsel and to which WFAL or WFSRC, as the case may be, or any of its subsidiaries is a party or is bound or (B) any judgment, order or decree known to such counsel to be applicable to WFAL, WFSRC or any of their respective subsidiaries, as the case may be, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over WFAL, WFSRC or any of their respective subsidiaries, as the case may be, except, in the case of clauses
                (A) and (B), for defaults, breaches or violations that do not, in the aggregate, have an adverse material effect on WFAL or WFSRC, as the case may be.

                        (xviii) To the best knowledge of such counsel, there is
                no legal or governmental proceeding pending or threatened to which either of the Trust, WFAL or WFSRC is, or is threatened to be, a party or of which the business or property of the Trust, WFAL or WFSRC is, or is threatened to be, the subject that is material to the business or financial condition of the Trust, WFAL or WFSRC and is not disclosed in the Prospectus.

                        (xix) There is no contract or other document known to
                such counsel of a character required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

                        (xx) Neither of the Trust, WFAL nor WFSRC is an
                "investment company" and neither is "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                        (xxi) Each of WFAL and WFSRC has obtained all material
                licenses, permits and other governmental authorizations which are necessary to the conduct of its business; such licenses, permits and other governmental authorizations are in full force and effect, and each of WFAL and WFSRC is in all material respects complying therewith; and each of WFAL and WFSRC is otherwise in compliance with all laws, rules, regulations and statutes of any jurisdiction to which it is subject, except where non-compliance would not have a material adverse effect on WFAL or WFSRC, as the case may be.

                        (xxii) Except as to the financial statements and other
                financial and statistical data included therein, as to which such counsel need not express any opinion, such counsel (A) is of the opinion the Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and other financial or statistical data included therein and the Form T-1) comply as to form in all material respects with the Act and the 1939 Act and (B) believes that the Registration Statement (except for the financial statements and other financial or statistical data included therein, the information regarding Financial Security included therein and the Form T-1), at the time the Registration Statement became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus (except for the financial statements and other financial or statistical data included therein and the information regarding Financial Security included therein) at the date hereof and at the Closing Date did not and does not contain any untrue statement of a material fact and did not and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                        (xxiii) The documents incorporated or deemed to be
                incorporated by reference in the Prospectus (other than the financial statements, supporting schedules and other financial data therein, as to which no opinion need be rendered), when they were filed with the Commission, complied as to form in all material respects with the applicable requirements of the Exchange Act and the Exchange Act Regulations.

                        (xxiv) The Indenture has been duly qualified under the
                1939 Act and the Trust Agreement is not required to be qualified under the 1939 Act.

                (e) The Representative shall have received the opinion of Guy Du Bose, Esq., General Counsel of WFS, General Counsel of Western Financial Bank (the "Bank") and General Counsel of WFS Financial Auto Loans 2, Inc. ("WFAL 2"), dated the Closing Date and satisfactory to counsel to the Underwriters, to the effect that:

                        (i) WFS has been duly incorporated and is validly
                existing and in good standing under the laws of the State of California, with corporate power and authority to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and each of the Basic Documents to which it is a party, and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the location of its properties or the character of its operations makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on either the business or properties of WFS or WII, as the case may be.

                        (ii) This Agreement has been duly authorized, executed
                and delivered by WFS.

                        (iii) Each Basic Document to which WFS is a party has
                been duly authorized, executed and delivered by WFS, and each Basic Document other than the Indemnification Agreement constitutes a legal, valid and binding agreement of WFS, enforceable against WFS in accordance with its terms, except as enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization or other laws, provisions or principles now or hereafter in effect affecting the enforcement of creditors' rights generally except that no opinion is expressed as to the availability of remedies of specific performance, injunction or other forms of equitable relief, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

                        (iv) No consent, approval, authorization or order of any
                court or governmental agency or body is required for the performance by WFS of its obligations under this Agreement and any of the Basic Documents to which it is a party, except such as have been obtained.

                        (v) Neither the consummation of any of the transactions
                contemplated by this Agreement and each of the Basic Documents to which WFS is a party nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under, the articles of incorporation or bylaws of WFS, or the terms of (A) any indenture or other agreement or instrument known to such counsel and to which WFS or any of its subsidiaries is a party or is bound or (B) any judgment, order or decree known to such counsel to be applicable to WFS or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over WFS or any of its subsidiaries, except, in the case of clauses (A) and (B), for defaults, breaches or violations that do not, in the aggregate, have an adverse material effect on WFS.

                        (vi) To the best knowledge of such counsel, there is no
                legal or governmental proceeding pending or threatened to which WFS is, or is threatened to be, a party or of which its business or property is, or is threatened to be, the subject that would have a material adverse effect on the ability of WFS to perform its obligations under any of the Basic Documents to which it is a party.

                        (vii) WFS has obtained all material licenses, permits
                and other governmental authorizations which are necessary to the conduct of its business; such licenses, permits and other governmental authorizations are in full force and effect, and WFS is in all material respects complying therewith; and WFS is otherwise in compliance with all laws, rules, regulations and statutes of any jurisdiction to which it is subject, except where non-compliance would not have a material adverse effect on WFS, or, in the case of the Contracts, would not cause the Contracts to be unenforceable.

                        (viii) The Bank has been duly organized and is validly
                existing and in good standing as a Federal association pursuant to the laws of the United States of America, with the authority within its charter to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Reinvestment Contract dated as of _______ 1, 2000, among the Bank, WFAL 2 and the Indenture Trustee (the "Reinvestment Contract"), and the Sale and Assignment dated as of _______ 1, 2000, from the Bank to WFS of the Contracts (collectively with the Reinvestment Contract, the "Bank Agreements").

                        (ix) Each of the Bank Agreements has been duly
                authorized, executed and delivered by the Bank and constitutes a legal, valid and binding instrument enforceable against the Bank in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other laws, provisions or principles now or hereafter in effect affecting the enforcement of creditors' rights generally or the rights of creditors of savings banks the accounts of which are insured by the Federal Deposit Insurance Corporation and except that no opinion is expressed as to the availability of remedies of specific performance, injunction or other forms of equitable relief, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

                        (x) No consent, approval, authorization or order of any
                court or governmental agency or body is required for the consummation of the transactions contemplated by the Bank Agreements except such as have been obtained under the Act and such as have been obtained from the Office of Thrift Supervision.

                        (xi) Neither the consummation of any of the transactions
                contemplated by the Bank Agreements, nor the fulfillment of the terms thereof, will conflict with, result in a breach of, or constitute a default under the Charter or bylaws of the Bank or
                (i) the terms of any indenture or other agreement or instrument known to such counsel to be applicable to the Bank or any of its subsidiaries or (ii) any judgment, order or decree known to such counsel to be applicable to the Bank or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Bank or any of its subsidiaries, except in the case of clauses
                (i) and (ii), for defaults, breaches or violations that do not in the aggregate, have a material adverse effect on the Bank.

                        (xii) The Bank is in compliance with all applicable
                state and federal laws regarding its continued operation, including those pertaining to the origination of the Contracts, other than those laws the Bank's non-compliance with which would not materially affect its ability to perform its obligations under the Bank Agreements or, in the case of the origination of the Contracts, would not cause the Contracts to be unenforceable.

                        (xiii) WFAL 2 has been duly incorporated and is validly
                existing and in good standing under the laws of the State of California, with corporate power and authority to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Reinvestment Contract and the Sale and Assignment, dated as of ________ 1, 2000, from WFAL 2 to WFS of the Contracts (collectively with the Reinvestment Contract, the "WFAL 2 Agreements"), and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the location of its properties or the character of its operations makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on either the business or properties of WFAL 2, as the case may be.

                        (xiv) Each of the WFAL 2 Agreements has been duly
                authorized, executed and delivered by WFAL 2, and constitutes a legal, valid and binding agreement of WFAL 2, enforceable against WFAL 2, in accordance with its terms, except as enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization or other laws, provisions or principles now or hereafter in effect affecting the enforcement of creditors' rights generally except that no opinion is expressed as to the availability of remedies of specific performance, injunction or other forms of equitable relief, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

                        (xv) No consent, approval, authorization or order of any
                court or governmental agency or body is required for the performance by WFAL 2 of its obligations under the WFAL 2 Agreements, except such as have been obtained.

                        (xvi) Neither the consummation of any of the
                transactions contemplated by the WFAL 2 Agreements nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under, the articles of incorporation or bylaws of WFAL 2, or the terms of
                (A) any indenture or other agreement or instrument known to such counsel and to which WFAL 2 is a party or is bound or (B) any judgment, order or decree known to such counsel to be applicable to WFAL 2, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over WFAL 2, except, in the case of clauses (A) and (B), for defaults, breaches or violations that do not, in the aggregate, have an adverse material effect on WFAL 2.

                        (xvii) To the best knowledge of such counsel, there is
                no legal or governmental proceeding pending or threatened to which WFAL 2, as the case may be, is, or is threatened to be, a party or of which its business or property is, or is threatened to be, the subject that would have a material adverse effect on the ability of WFAL 2, to perform its obligations under any of the WFAL 2 Agreements.

                        (xviii) WFAL 2 has obtained all material licenses,
                permits and other governmental authorizations which are necessary to the conduct of its business; such licenses, permits and other governmental authorizations are in full force and effect, and is in all material respects complying therewith; and WFAL 2 is otherwise in compliance with all laws, rules, regulations and statutes of any jurisdiction to which it is subject, except where non-compliance would not have a material adverse effect on WFAL 2.

                (f) The Representative shall have received from Mitchell, Silberberg & Knupp LLP, counsel for WFAL and WFSRC, a letter dated the Closing Date to the effect that the Underwriters may rely upon each opinion rendered by such counsel to either Standard & Poor's or Moody's in connection with the rating of any of the Notes, as if each such opinion were addressed to the Underwriters.

                (g) The Representative shall have received the opinion of Brian
        H. Mellstrom, Esq., Assistant General Counsel for Financial Security, dated the Closing Date and satisfactory to counsel to the Underwriters.

                (h) The Representative shall have received the opinion addressed to the Underwriters and to WFS from Richards, Layton & Finger P.A., counsel to the Owner Trustee, dated the Closing Date and satisfactory to counsel to the Underwriters and to counsel to WFAL and WFSRC, to the effect that:

                        (i) The Owner Trustee has been duly incorporated and is
                validly existing as a banking corporation in good standing under the laws of the State of Delaware.

                        (ii) The Owner Trustee has full corporate trustee power
                and authority to enter into and perform its obligations under the Trust Agreement and, on behalf of the Trust, under the Indenture, the Sale and Servicing Agreement and the Administration Agreement.

                        (iii) The execution and delivery of the Trust Agreement
                and, on behalf of the Trust, of the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Certificates and the Notes and the performance by the Owner Trustee of its obligations under the Trust Agreement, the Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized by all necessary corporate action of the Owner Trustee and each has been duly executed and delivered by the Owner Trustee.

                        (iv) The Trust Agreement, the Sale and Servicing
                Agreement, the Indenture and the Administration Agreement constitute valid and binding agreements of the Owner Trustee, enforceable against the Owner Trustee in accordance with their terms, subject, as to enforcement of remedies, (A) to applicable bankruptcy, insolvency and reorganization, generally, and (B) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                        (v) The execution and delivery by the Owner Trustee of
                the Trust Agreement and, on behalf of the Trustee, of the Indenture, the Sale and Servicing Agreement and the Administration Agreement do not require any consent, approval or authorization of, or any registration or filing with, any Delaware or United States Federal governmental authority having jurisdiction over the trust power of the Owner Trustee, other than those consents, approvals or authorizations as have been obtained and the filing of the Certificate of Trust with the Secretary of State of the State of Delaware.

                        (vi) The Notes have been duly authorized, executed and
                issued by the Trust.

                        (vii) The Certificates have been duly authorized,
                executed and issued by the Trust.

                        (viii) The execution and delivery by the Owner Trustee
                of the Trust Agreement and, on behalf of the Trust, the Sale and Servicing Agreement, the Indenture and the Administration Agreement, and the performance by the Owner Trustee of its obligations thereunder do not conflict with, result in a breach or violation of or constitute a default under, the Articles of Association or By-laws of the Owner Trustee.

                (i) The Representative shall have received an opinion addressed to the Underwriters and to WFS, dated as of the Closing Date, of Richards, Layton & Finger P.A, special Delaware counsel to the Trust, satisfactory to counsel to the Underwriters and counsel to WFS, to the effect that:

                        (i) The Trust has been duly formed and is validly
                existing as a business trust pursuant to the laws of the State of Delaware, 12 Del. C. Section 3801, et seq.

                        (ii) The Trust Agreement authorizes the Trust to execute
                and deliver the Indenture, the Sale and Servicing Agreement and the Administration Agreement, to issue the Certificates and the Notes and to grant the trust estate to the Indenture Trustee as security for the Notes.

                        (iii) Assuming that the Certificates have been duly
                authorized, executed and issued by the Trust, the Certificates have been validly issued and are entitled to the benefits of the Trust Agreement.

                        (iv) Except for the timely filing in the future of
                continuation statements with respect to the financing statements, no other filing is required in the State of Delaware in order to make effective the lien of the Indenture. Insofar as the Delaware Uniform Commercial Code, 6 Del. C. Section 9-101 et seq. (the "UCC"), applies (without regard to conflict of laws principles) and, assuming that the security interests in that portion of the trust estate that consists of general intangibles, accounts or chattel paper, as defined under the UCC, have been duly created and have attached, the Indenture Trustee has a perfected security interest in such general intangibles, accounts or chattel paper and, assuming that the UCC search accurately lists all the financing statements filed naming the Trust as debtor and describing any portion of the trust estate consisting of such general intangibles, accounts or chattel paper, the security interest of the Indenture Trustee will be prior to the security interest of all other creditors, except that such security interest will be subject to the security interest afforded to Financial Security under the Insurance Agreement, and excluding purchase money security interests under Section 9-312(4) of the UCC, and temporarily perfected security interests pursuant to Section 9-306(3) of the UCC (as to the priority of temporarily unrecorded security interests in proceeds), subject to customary and usual exceptions.

                        (v) No creditor of the Seller or any Certificateholder
                shall have any right to obtain possession or, or otherwise legal or equitable remedies with respect to, the property of the Trust.

                        (vi) Assuming that the Sale and Servicing Agreement
                conveys good title to the Trust Property referred to therein to the Trust as a true sale and not as a security arrangement, the Trust rather than the Seller is the owner of the Trust Property.

                (j) The Representative shall have received an opinion addressed to the Underwriters and to WFS from White & Case, counsel to the Indenture Trustee, dated the Closing Date and satisfactory to counsel to the Underwriters and to special counsel to WFS to the effect that:

                        (i) The Indenture Trustee has been duly incorporated and
                is validly existing as a banking corporation under the laws of the State of New York.

                        (ii) The Indenture Trustee, at the time of its execution
                and delivery of the Indenture, had full power and authority to execute and deliver the Indenture and has full power and authority to perform its obligations thereunder.

                        (iii) The Indenture has been duly and validly
                authorized, executed and delivered by the Indenture Trustee and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes the valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights or by general principles of equity.

                        (iv) To the best of such counsel's knowledge, there are
                no actions, proceedings or investigations pending or threatened against or affecting the Indenture Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Indenture Trustee to carry out the transactions contemplated in the Indenture.

                        (v) No consent, approval or authorization of, or
                registration, declaration or filing with, any court or governmental agency or body of the United States of America or any state thereof was or is required for the execution, delivery or performance by the Indenture Trustee of the Indenture.

                (k) The Representative shall have received the opinion of Brown & Wood LLP, counsel to the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably require, and WFAL, WFSRC and WFS shall have furnished to counsel to the Underwriters such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                (l) The Representative shall have received letters in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof, from Ernst & Young LLP, independent public accountants for WFAL and WFSRC, substantially in the form heretofore approved by the Representative.

                (m) At the Closing Date each Class of Notes shall have been rated in the highest category applicable to such Class by each of Moody's and Standard & Poor's, as nationally recognized rating agencies, with regard to the benefit afforded the Notes under the Note Policy, and such ratings shall be in full force and effect and subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor any notice given by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act (a "Rating Agency"), to the public, WFAL or WFSRC of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of WFAL's or WFSRC's securities by any Rating Agency.

                (n) The Representative shall have received the Indemnification Agreement executed by all parties thereto.

        10. Effective Date of Agreement and Termination. This Agreement shall become effective upon the later of (i) execution of this Agreement and (ii) receipt of notification of the effectiveness of the Registration Statement by WFAL, WFSRC or the Representative.

        This Agreement may be terminated at any time prior to the Closing Date by the Representative by written notice to WFAL and WFSRC if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any adverse change or development involving a prospective adverse change in or affecting particularly the condition, financial or otherwise, of WFAL, WFSRC or WFS or the earnings, affairs or business prospects of WFAL, WFSRC or WFS, whether or not arising in the ordinary course of business, which would, in the reasonable judgment of the Representative, make the offering or delivery of any Class of Notes impracticable, (ii) any outbreak of hostilities or other national or international calamity or crisis or material change in economic conditions, if the effect of such outbreak, calamity, crisis or change on the financial markets of the United States or elsewhere would, in the reasonable judgment of the Representative, make the offering or delivery of any Class of Notes impracticable, (iii) suspension of trading in securities on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the reasonable opinion of the Representative materially and adversely affects, or will materially and adversely affect, the business or operations of WFAL or WFSRC, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion the Representative has a material adverse effect on the financial markets in the United States.

        11. Miscellaneous. All communications hereunder will be in writing and notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to either or WFAL, WFSRC or WFS, to Guy Du Bose, Esq. at his office at 23 Pasteur, Irvine, California 92618 or (iii) if to any Underwriter, through the Representative at Bear, Stearns & Co. Inc., Attention: Asset Backed Securities Group, 245 Park Avenue, New York, New York 10167 or in any case to such other address as the person to be notified may have requested in writing; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter. Any such notice will take effect at the time of receipt.

        The respective indemnities, contribution agreements, representations, warranties and other statements of WFS, WFAL, WFSRC, their respective officers and directors and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or by or on behalf of either of WFAL or WFSRC, its officers or directors or any controlling person of WFAL, WFSRC or WFS, (ii) acceptance of the Notes and payment for them hereunder and (iii) termination of this Agreement.

        If this Agreement shall be terminated by the Representative because of any failure or refusal on the part of WFAL, WFSRC or WFS to comply with the terms or to fulfill any of the conditions of this Agreement, or pursuant to any other provision hereof (other than by notice given to WFAL and WFSRC with respect to clauses (ii) through (vi) of the second paragraph of Section 10 hereof), WFAL, WFSRC and WFS agree to reimburse the Underwriters for all of their out-of-pocket expenses (including the fees and disbursements of counsel to the Underwriters) reasonably incurred by the Underwriters.

        Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon WFAL, WFSRC, WFS and the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from the Underwriters merely because of such purchase.

        This Agreement shall be governed and construed in accordance with the laws of the State of New York.

        This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

        The Representative will act for the several Underwriters in connection with the transactions described in this Agreement and any action taken by the Representative under this Agreement will be binding upon all of the Underwriters.

        If the foregoing is in accordance with your understanding of the agreement among WFAL, WFSRC, WFS and the Underwriters, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among WFAL, WFSRC, WFS and the several Underwriters in accordance with its terms.

                                            Very truly yours,

                                            WFS FINANCIAL AUTO LOANS, INC.



                                            By:_________________________________
                                                Name:
                                                Title:

                                            WFS RECEIVABLES CORPORATION



                                            By:_________________________________
                                                Name:
                                                Title:

                                            WFS FINANCIAL INC



                                            By:_________________________________
                                                Name:
                                                Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first written above:

BEAR, STEARNS & CO. INC.
as Representative of the several
Underwriters named on Schedule I hereto



By:____________________________________
      Name:
      Title:

                                                                      SCHEDULE I


                                  Amount of Class     Amount of Class    Amount of Class       Amount of
Underwriter                          A-1 Notes           A-2 Notes          A-3 Notes       Class A-4 Notes
-----------                       ---------------     ---------------    ---------------    ---------------
Bear, Stearns & Co. Inc.                                                    --
                                   -----------         -----------          ----------         ---------

--------------------------         -----------         -----------          --
        Total
                                   ===========         ===========          ==========         =========



                                      S-1